UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2021

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2021 Annual Meeting, the Company’s stockholders voted on three proposals as set forth below.  The following is a brief description of each proposal submitted to a vote at the 2021 Annual Meeting, as well as the number of votes cast for and against, the number of abstentions, and the number of broker non-votes with respect to each proposal.

Proposal No. 1:  Election of Directors

The stockholders elected each of the following persons as a Class III director of the Company to hold office until the Company’s 2024 Annual Meeting of Stockholders or until his or her successor is duly elected or appointed.

Nominee	For	Against	Abstain	Broker Non-Votes
Elizabeth Dávila	50,858,842	2,797,342	243,881	19,809,013
James M. Hindman	52,286,485	1,519,915	93,665	19,809,013
Joshua H. Levine	51,662,597	2,186,131	91,337	19,809,013

Proposal No. 2:  Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The stockholders cast an advisory vote to approve the compensation of the Company’s named executive officers as follows: 51,426,021 shares in favor, 2,306,013 shares against, 168,031 shares abstaining and 19,809,013 broker non-votes.

Proposal No. 3:  Ratification of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022, with 72,965,091 shares in favor, 658,072 shares against, 85,915 shares abstaining and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: November 24, 2021	By:	/s/ Jesse Chew
Jesse Chew
Senior Vice President, General Counsel & Corporate Secretary

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